As filed with the Securities and Exchange Commission on August 12, 2003
Registration No. 333-41274

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
Post-Effective Amendment Number 4 to
FORM S-2
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MIDWEST MEDICAL INSURANCE
HOLDING COMPANY

(Exact name of registrant as specified in its Charter)

State or other jurisdiction of incorporation or organization: Minnesota
Primary Standard Industrial Classification Code Number: 6749
IRS Employer Identification Number: 41-1625287

7650 Edinborough Way, Suite 400
Minneapolis, MN 55435, (952) 838-6700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David P. Bounk, President
Midwest Medical Insurance Holding Company
7650 Edinborough Way, Suite 400
Minneapolis, MN 55435, (952) 838-6700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:
Ross C. Formell, Esq.
Best & Flanagan LLP
4000 U.S. Bank Place
601 Second Avenue South
Minneapolis, MN 55402

     Approximate date of commencement of proposed sale of the securities to the public: As soon as possible after the effective date of this registration statement. If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered	Per Unit	Price	Fee

Class C Common Stock	0 (1)	$0 (1)	$0 (1)	$0

(1)	This amendment is being filed solely to de-register any unsold shares. No additional shares will be offered pursuant to this registration statement.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment Number 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on August 12, 2003.

MIDWEST MEDICAL INSURANCE HOLDING COMPANY

By:	/s/ David P. Bounk David P. Bounk, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number 4 to Registration Statement has been signed by the following persons in the capacities indicated on August 12, 2003.

SIGNATURE	CAPACITY

/s/ David P. Bounk David P. Bounk	Principal Executive Officer and Director

/s/ Niles A. Cole Niles A. Cole	Principal Financial Officer and Principal Accounting Officer

* G. Richard Geier, M.D.	Director, Chair of the Board

* Michael D. Abrams	Director

* John R. Balfanz, M.D.	Director

* Gail P. Bender, M.D.	Director

* James R. Bishop, M.D.	Director, Secretary of the Board

* Terence P. Cahill, M.D.	Director

* Mary S. Carpenter, M.D.	Director

* Peter J. Daly, M.D.	Director

* Anthony C. Jaspers, M.D.	Director

* Jack L. Kleven	Director

S-1

* Russel J. Kuzel, M.D.	Director

* Wayne F. Leebaw, M.D.	Director, Vice Chair of the Board

* Mark O. Liaboe, M.D.	Director

* Patricia J. Lindholm, M.D.	Director

* Stephen A. McCue, M.D.	Director

* Robert K. Meiches, M.D.	Director

* Roger H. Meyer, M.D.	Director

* Harold W. Miller, M.D.	Director

* Mark D. Odland, M.D.	Director

* Thomas M. Tedford, M.D.	Director

* Thomas D. Throckmorton, M.D.	Director

* R. Bruce Trimble, M.D.	Director

* William L. Youman, M.D.	Director

*By:	/s/ David P. Bounk David P. Bounk pursuant to power of attorney

The above persons signing as directors constitute all of the directors of the registrant.

S-2